                                                             EXHIBIT 10.11.1

This June 27, 1997 amendment ("Amendment") to the Steam and Electricity Service Agreement between Cogenron Inc. (successor in interest to Northern Cogeneration One Company) ("Company") and Union Carbide Corporation ("Customer") dated June 12, 1985, as amended ("Agreement") is effective the 31st day of December, 1996.

        WHEREAS, Company and Customer desire to amend the Agreement;

        NOW, THEREFORE, Company and Customer agree that the Agreement hereby amended as follows:


1.

        The following Articles related to the Secondary Steam Discount are hereby Amended as follows:

1. Article 1.31 is hereby amended by (1) adding a new sentence between the first and second sentences thereof which reads "Wheeling Costs shall be defined as $12,600,000,00 for 1997, and escalated at 2% per year thereafter.", and (2) adding the following language at the end of this Article "Company shall refund to Customer 50% of the Maintenance Reserve balance as of June 30, 1999. In computing this refund, the Maintenance Reserve balance shall be reduced by the amount by which Company estimates payments will exceed accruals for the period from July 1, 1999 through December 31, 1999, if applicable. After December 31, 1999, Company shall adjust the amount of the June 30, 1999 refund for any variance between actual payments in excess of accruals between July 1, 1999 and December 31, 1999 and the estimates used to calculate the June 30, 1999 refund.

2.      Article 1.36 is hereby amended to read as follows:

        1.36 PROJECT REVENUES: Base steam revenues at Ceiling Base Steam Price plus revenues from Supplemental Steam and Incentive Steam, to Customer and electric power/energy to Purchasing Utility. In determining revenues from electric power/energy sales to a Purchasing Utility, the value used for capacity revenue from such a Purchasing Utility shall be the Actual Capacity Volume multiplied by twenty dollars and fifteen cents per kilowatt/month ($20.15/Kw/Mo.) for 1997, twenty dollars and forty-two cents per kilowatt/month ($20.42/Kw/Mo.) for 1998, and twenty-two dollars and nineteen cents per kilowatt/month ($22.19/Kw/Mo.) for the period from January 1, 1999 through June 30, 1999. Actual Capacity Volume shall mean the Contract Level or Contract Capacity (410 MW) as defined by the Cogenerated Electricity Sale and Purchase Agreement between Enron Cogeneration One Company (formerly Northern Cogeneration One Company) and Texas Utilities Electric Company, dated June 12, 1985, as amended (the "PPA") less any adjustments made pursuant to such Contract Level or Capacity with respect to certain minimum Capacity Factor Performance Levels and performance tests as specified in the PPA.


2.


        The following Articles related to the sale of electricity to Customer are hereby deleted in their entirety:

        Article 2.2, including Articles 2.2.1 through and including 2.2.4;

        Article 4.2, including Articles 4.2.1 through and including 4.2.3;

        Article 5.2, including Articles 5.2.1 through and including 5.2.2;

        Article 8.1.6; and Article 9.6.


3.

1. The following Articles related to the sale of electricity to Customer are hereby amended as follows:

        1. The second "WHEREAS" clause is hereby amended by dele phrase "and electric service" therefrom.

        2. The third "WHEREAS" clause is hereby amended by deleting the "and electricity" therefrom.

        3. Article 1.40 is hereby amended by deleting the phrase "electricity" therefrom.

        4. Article 2.0 is hereby amended by deleting the phrase "and electric" from the first sentence thereof.

        5.      Article 2.3 is hereby amended to read as follows:

                "2.3 Company shall not, without the prior written consent of Customer, curtail or reduce steam availability to Customer below six hundred thousand pounds per hour (600 Mlbs/hr) for the purpose of increasing or maintaining electrical power/energy sales to the Purchasing Utility. If such reductions or curtailments are made without the consent of Customer, then Company shall compensate Customer for the incremental cost or penalties of producing or purchasing an equivalent amount of said Service over what Customer would have paid Company for said Service."

        6. Article 2.5.3 is hereby amended by deleting therefrom the phrase "and/or electrical energy".

        7. Article 2.5.4 is hereby amended by deleting therefrom the phrase "and/or electric energy".

        8. Article 4.1.3 is hereby amended by deleting the phrase "or Customer" from the first sentence thereof.

        9. Article 4.3 is hereby amended by amending the second sentence to read as follows:

                "For the purposes of an exchange of gas pursuant to Section 2.5.3, (i) Gas shall be deemed to have a value equal to the Cogeneration Fuel Cost in effect at the time of actual delivery, and (ii) the value of the steam shall be determined pursuant to the provisions of Section 4.1 as though no exchange had occurred."

        10. Article 6.0 is hereby amended by deleting the phrase "and electricity" from the second and fourth sentences thereof and by deleting the phrase ", electricity" from the sixth and seventh sentences thereof.

        11. Article 8.1 is hereby amended by changing the caption to read "Steam Metering."

        12. Article 8.1.1 is hereby amended by deleting the phrase "and electricity" therefrom.

        13. Article 12.2(d) is hereby amended by deleting the phrase "and electricity" from the last sentence thereof.

        14. Article 12.2(e) is hereby amended by deleting the phrase "and electric power" therefrom.

        15. Article 13.0 is hereby amended by deleting the phrase "and electricity" from the first and second sentences of the first paragraph thereof.

        It is the intention of the Parties to amend the Agreement insofar and only insofar as stated in the amendments contained herein and, subject to the foregoing paragraphs, the Parties hereby affirm all other terms of the Agreement.

        IN WITNESS HEREOF, Company and Customer hereby execute this Amendment as of the date first above written.


                                       Company

                                       COGENRON INC.


                                       By:______________________________________

                                       Title:


                                       ATTEST:

                                              By:_______________________________

                                              Title:



                                       Customer

                                       UNION CARBIDE CORPORATION

                                       By:______________________________________

                                       Title:


                                       ATTEST:

                                              By:_______________________________

                                              Title:

                                AMENDMENT TO THE
                         STEAM AND ELECTRICITY AGREEMENT
                                     BETWEEN
                    COGENRON INC. & UNION CARBIDE CORPORATION

                               DATED JUNE 12,1985


          This August 19, 1997 amendment ("Amendment") to the Steam & Electricity Service Agreement between Cogenron Inc. (successor in interest to Northern Cogeneration One Company) ("Company") and Union Carbide Corporation ("Customer"), dated June 12, 1985, as amended ('Agreement' & is effective the 31st day of December, 1996.

          WHEREAS, Company and Customer desire to amend the Agreement.

          WHEREAS, Company and Customer entered into a June 27, 1997 amendment to the Agreement. Company and Customer agree that the June 27, 1997 amendment inadvertently deleted Article 4.2, Cost of Electric Service, from the Agreement. It was not the Patties intention to delete Article 4.2 from the Agreement. The purpose of this Amendment is, therefore, to reinstate Article 4.2 into the Agreement and modify it as more fully described below.

          NOW, THEREFORE, Company and Customer agree that the Agreement is hereby amended as follows:

          16.       Article 4.2.1 is hereby amended to read as follows:

                    The monthly charge for electric Service shall consist of a capacity charge.

          17.       Article 4.2.2 is hereby amended to read as follows:

                    The monthly capacity charge shall be determined by multiplying the demand quantity of 20,000 kilowatts by the appropriate rate hereunder:

          CALENDAR                                       $/KW - Month
            YEAR
            1997                                             8.447
            1998                                             8.954
            1999                                             9.492


          18.       Article 4.2.3 is deleted in its entirety.

          It is the intention of the Parties to amend the Agreement insofar and only insofar as stated in the amendments contained herein and, subject to the foregoing paragraphs, the Parties hereby affirm all other terms of the Agreement.

          IN WITNESS HEREOF, Company and Customer hereby execute this Amendment as of the date first above written.

                                       Company

                                       COGENRON INC.

                                       By:______________________________________

                                       Title:


                                       ATTEST:

                                              By:_______________________________

                                              Title:



                                       Customer

                                       UNION CARBIDE CORPORATION

                                       By:______________________________________

                                       Title:


                                       ATTEST:

                                              By:_______________________________

                                              Title:

                                STEAM AGREEMENT &


                                     BETWEEN



                                  COGENRON INC.



                                       AND



                            UNION CARBIDE CORPORATION




                                  JULY 1, 1997

                                 STEAM AGREEMENT


This Steam Agreement ("Agreement") is entered into as of the 1st day of July, 1997 by and between Cogenron Inc. ("Cogenron" or "Company") and Union Carbide Corporation ("UCC" or "Customer").


                                   WITNESSETH:

          WHEREAS, Cogenron is a Delaware corporation and a wholly owned subsidiary of Enron Cogeneration; Enron Cogeneration is a Delaware corporation and a wholly owned subsidiary of Texas Cogeneration Company; and Texas Cogeneration Company is a Delaware corporation, which is owned 50 percent by Dominion Energy, Inc. and 50 percent by Calpine Corporation.

          WHEREAS, Cogenron will operate and maintain facilities for the purposes of producing steam near UCC's plant in Texas City, Texas; and

          WHEREAS, UCC is the owner of a plant located in Texas City, Texas, and desires to purchase steam from Cogenron; and

          WHEREAS, Cogenron is willing to sell or exchange steam to UCC under the terms and conditions set forth herein.

                            Article 1 - Definitions

1.1 UCC Land: The land owned by UCC adjacent to Cogenron's land in Texas City, Texas, and which is described in Appendix I attached hereto, except that Cogenron's land is expressly excluded from such definition.

1.2 UCC's Plant: The plant, including equipment, rolling stock and all personal property of any kind, owned and operated by, or with the agreement of, UCC on UCC's land, being the property and equipment on UCC's land side of the Point of Delivery, excluding the Retrofit Equipment.

1.3 Cogenron's Land: The land leased by Cogenron adjacent to UCC's land in Texas City, Texas, and which is described by metes and bounds in Appendix I attached hereto.

1.4 Cogenron's Plant: The plant, including equipment, rolling stock and all personal property of any kind, owned and operated by Cogenron on Cogenron's land, being the property and equipment on Cogenron's land side of the Point of Delivery up to and including the Point of Delivery.

1.5 Retrofit Equipment: That equipment as set forth in Appendix 2 attached owned, constructed and provided by Cogenron on UCC's land.

1.6 Gas Service: Gas that UCC elects to supply under the provisions of Articles 4.3.2


                                Article 2 - Term

2.1 This contract shall be in effect from July 1, 1999 until October 19, 2003. The contract term shall be automatically extended past October 19, 2003 until notice of termination is given by either party at least twenty-four (24) months before the desired termination date. A notice of termination must be in writing.

                 Article 3 - Service to be Provided by Cogenron

3.1 Upon request by UCC Cogenron will furnish UCC with 300,000 lbs/hour of steam on a monthly average basis. Nevertheless, at no point shall Cogenron be required to deliver more than 600,000 lbs/hour on an instantaneous basis.

3.2 Cogenron will also provide UCC with an additional 300,000 lbs/hour of steam for up to seven (7) times per year not to exceed a cumulative total of eight hundred forty (840) hours in any calendar year. This right as provided by this Article 3.2 to additional steam is hereinafter referred to as a "Call Option." This Call Option is intended to provide UCC with incremental steam quantities necessitated by performance of maintenance at customer's facility and shall be declared in advance of the event. For the period from July 1, 1999 through December 31, 1999, the Call Option may be exercised for up to four (4) times not to exceed a cumulative total of four hundred thirty-two (432) hours. For the period from January 1, 2003 through October 19, 2003, the Call Option may be exercised for up to six (6) times not to exceed a cumulative total of seven hundred twenty (720) hours. If this Agreement has not been terminated by October 19, 2003 for the period from October 20, 2003 through the termination date of the contract, the Call Option may be exercised on a pro rata basis (rounded down) for up to seven (7) times per twelve (12) month period not to exceed a cumulative total of 840 hours per twelve (12) month period.

3.3 The quantities of steam described in articles 3.1 and 3.2 shall be referred to as "Base Stearn Quantities."

3.4 Upon request by UCC Cogenron shall, if available, furnish UCC incremental "Supplemental Steam Quantities" in excess of the Base Stearn Quantities. It is within Cogenron's discretion as to whether Supplemental Stearn Quantities are available.

3.5 During UCC's plant normal operation, UCC's designated employee shall verbally notify Cogenron once at the beginning of each twelve (12) hour work shift, or as otherwise mutually agreed, of the quantity of steam Customer anticipates taking from Cogenron during said work shift.

3.6 At the beginning of each calendar month, UCC shall provide Cogenron with its reasonable best estimate of projected Call Option dates for the succeeding twelve (12) months.

                               Article 4 - Price

4.1 Each month, UCC shall pay Cogenron (1) a Facilities Charge; and (2) a Monthly Steam Charge. The Monthly Steam Charge, based on steam deliveries, is comprised of a monthly charge for Base Stearn Quantities and a monthly charge for Supplemental Stearn Quantities.

4.2       The Facilities Charge is & 100,000 per month.

4.3 The monthly charge for Base Steam Quantities is comprised of a Fuel Component and an Operations and Maintenance Component.

4.3.1 The Fuel Component is calculated by multiplying Cogenron's total weighted average cost of gas ("Cogen Fuel Cost") for the applicable month by a fixed "Equivalent Boiler Rate" of 1.2760 mBtu/lb. Cogen Fuel Cost, expressed in $/mmBtu, shall be computed as the total commodity cost of gas consumed by Cogenron's Texas City facilities during the month, including any demand and scheduling or reservation charges, divided by the total quantity of fuel consumed during the applicable month. The Fuel Component will be adjusted monthly.

4.3.2 Cogenron shall present to UCC any proposed gas supply arrangement(s) required to produce requested steam quantities under this Agreement. Cogenron cannot enter into such a gas supply arrangement(s) until written approval is given by UCC In the event UCC does not provide written approval of a proposed gas supply arrangement(s) UCC will provide the gas quantities necessary to provide the requested steam quantities under this Agreement. UCC will be required to provide the gas quantities necessary to produce the requested steam quantities under this Agreement until such time as UCC directs Cogenron to secure a third-party gas contract and UCC approves the proposed third-party gas contract. Cogenron shall not terminate or amend such approved gas supply arrangement(s) without prior written approval from UCC

4.3.3 Notwithstanding Article 4.3.2, upon delivery of notice by July 1, 1998, UCC may elect to supply such gas quantities necessary to produce requested steam quantities for the term of this Agreement. Such gas quantities shall meet the specifications as set forth in Appendix 3. If UCC elects to provide gas quantities and fails to supply gas quantities equal to the amount necessary to produce requested steam quantities (calculated based on the Equivalent Boiler Rate), UCC shall reimburse Cogenron for the replacement cost of natural gas, including any imbalance premiums or other charges. Such reimbursement shall be calculated by Cogenron in accordance with Article 4.6.

4.3.4     The Operations and Maintenance Component is $0.30/mlb of steam.

4.4 The monthly charge for Supplemental Steam Quantities is the monthly charge for Base Steam- Quantities plus $0.50/mlb.

4.5 For billing purposes, monthly average steam deliveries (adjusted for steam deliveries associated with the Call Option) will be used to determine Base Steam Quantities and Supplemental Steam Quantities. Nevertheless, should UCC request instantaneous steam deliveries in excess of 600,000 lbs/hour and Cogenron elects to deliver such requested quantities, such amounts in excess of 600,000 lbs/hour for each hour shall be billed at the monthly charge for Supplemental Stearn Quantities.

4.6 The regular billing period shall be the calendar month. All invoices are due on presentation and payable within twenty (20) days of receipt. Late payments by UCC shall bear interest at UCC's then current short-term borrowing rate plus one percent (I%), not to exceed the maximum interest rate permitted to be charged by applicable law.

                         Article 5 - Point of Delivery

5.1 All steam under this contract will be delivered at the Point of Delivery. The Point of Delivery are those points specified in Appendix
          4. All right, title, and interest in and to any steam delivered under this Agreement shall pass from Cogenron to UCC at the Point of Delivery. Cogenron shall have the risk of loss of all steam to be delivered under this Agreement up to and at the Point of Delivery. UCC shall have the risk of loss of all steam delivered under this Agreement from and after the Point of Delivery. Notwithstanding the foregoing, if the loss of any steam is due to equipment, materials or processes or any other matter under the control and maintenance, as provided herein, of the party other than the one for which risk of loss has been allocated as provided above, such party shall be liable for the loss of any such steam. Liability for all damages caused by or arising out of the steam to be delivered hereunder shall lie with the party responsible for the risk of loss as specified in this article, except to the extent the damages are caused by the negligence or misconduct of the other party.

             Article 6 - Article 6 & Services to Be Provided by UCC

6.1 UCC shall, without charge, provide to Cogenron: (1) facilities to handle storm water runoff; (2) firewater; (3) wastewater treatment up to an instantaneous flow of 3,000 gallons per minute; and (4) boiler quality water in sufficient quantities to produce UCC's requested steam takes, including an additional amount for necessary and customary blowdown and losses, estimated at 1.5 percent. Such boiler quality water shall meet the specifications defined in Appendix 5. Should UCC fail to deliver boiler quality water in accordance with the specifications detailed in Appendix 5, Cogenron shall make best efforts to secure boiler quality water from third-party sources, upon approval by UCC to produce requested steam deliveries. If Cogenron is unsuccessful in securing boiler quality water from third-party sources that is in accordance with the specifications detailed in Appendix 5, Cogenron shall reduce such steam delivery to reflect actual receipt of boiler quality water that is in accordance with the specifications detailed in Appendix 5. UCC shall reimburse Cogenron for securing such boiler quality water.

6.2 UCC shall provide an average of 2,500 gallons per minute and up to a peak of 3,500 gallons per minute of river water to Cogenron, at UCC's direct cost.

6.3 UCC shall make reasonable efforts to continue to provide to Cogenron the services described in 6.1 and 6.2 after termination of this Agreement at a price to Cogenron that compensates UCC for the direct cost to provide such services, including a reasonable rate of return on assets employed by UCC to provide said services.

                       Article 7 - Ground Lease Agreement

7.1 UCC and Cogenron (successor in interest to Northern Cogeneration One Company) entered into a Ground Lease Agreement ("Lease"), dated January 1, 1986. A copy of the Lease is attached as Appendix 7. UCC and Cogenron agree to extend the Lease, and all rights and obligations contained therein, for five (5) years beyond the termination of this Agreement. This includes, but is not limited to, Cogenron's right to purchase the premises from UCC as set forth in the Lease.

                           Article 8 - Steam Metering

8.1 Cogenron shall measure the amount of steam delivered hereunder by a mutually acceptable metering system at the Point of Delivery or at other mutually acceptable locations as specified in Appendix 4.

8.2 Meters shall be installed, repaired and replaced at Cogenron's expense. Meters will be tested and calibrated at Cogenron's expense in accordance with Appendix 6 and with the schedule specified in Article
          8.5. UCC may request meter tests at more frequent intervals. If such requested test determines the meter to be within the accuracy described herein, UCC will pay all reasonable costs for testing the meter.

8.3 If at any time, any meter or other equipment constituting an official meter station is found to be defective, such meter or equipment shall be readjusted, repaired, or replaced without delay. If, upon any calibration test, the inaccuracy of the meter or other equipment is found to affect the measurement of the steam delivered hereunder in excess of the specified amount when calculating such inaccuracy at the average flowing conditions experienced during the period following the previous calibration test, then an equitable adjustment and settlement in the invoices for prior deliveries shall be promptly made by the parties on the basis of best data available, using the first of the following methods which is feasible:

8.3.1 By using the recording of a check meter if available and accurately recording.

8.3.2 By correcting the error back to zero (0) after the percentage of error is ascertained by calibration, test, or mathematical calculation for the period of error, if known; or if unknown for a period extending back one-half (1/2) of the time since the last calibration; or

8.3.3 If data cannot be obtained from the official or check meters, then mutually agreeable data from Cogenron and UCC will be used to arrive at the official meter reading. This data may be in the form of other meters, production data, or previous and subsequent days' readings.

8.4 Cogenron shall provide notice of any meter test to UCC prior to making each test of such meter. Such notice may be oral but shall subsequently be confirmed in writing. UCC shall have the right to have a representative present at such test to observe the same and any meter adjustments found thereby to be necessary. UCC may provide at its own expense (but shall not be obligated to do so) a check meter at each delivery point and such check meter shall be used for measurement purposes hereunder, subject to all provisions herein, during any period when primary meter is inoperable or in such state of disrepair that accurate measurements cannot be obtained therefrom.

8.5 The steam metering system shall have the capability of measuring the hourly rat and quantity of steam delivered by Cogenron and received by UCC and shall be maintained within an accuracy range of plus or minus one-and-a-half percent. Cogenron at its expense shall test the steam metering system at least monthly.

                           Article 9 - Force Majeure

9.1 Neither Cogenron nor UCC shall be liable to the other for failure to provide or take steam, or to perform any other obligation hereunder, or for any damages resulting from such failure to the extent that such failure or damage shall be the result of fire, strike, riot, explosion, flood, accident, acts of God, the public enemy, governmental laws, ordinances, rules or regulations (whether valid or invalid), or without limitation by enumeration, any other acts or circumstances beyond the reasonable control of either party, preventing or prohibiting in whole or in part such provision, taking or performance. Either party's failure to perform its obligations, either in whole or in part, under the terms of this Agreement to the extent resulting from a "year 2000 date change event" (i.e., due to the impact on time and date codes and the affected party's internal computer programs which impact is associated with the affected party's operations following December 31, 1999) shall not constitute a Force Majeure situation and is subject to any remedies that may be available under this Agreement.

                        Article 10 - Status of Facility

10.1 UCC shall take delivery and consume sufficient steam quantities to ensure that Cogenron's plant shall maintain its "Qualifying Facility" status as defined in 18 CFR (Code of Federal Regulations) 292 as of the date of the signing of this Agreement. UCC agrees that such steam shall be thermally used as required by such regulations. In the event that such rules and regulations governing "Qualifying Facilities" change, the parties agree to enter into good faith negotiations with an objective of' reaching a mutually satisfactory arrangement in order to continue the qualifying status of Cogenron's Plant.

                           Article 11 - Governing Law

11.1      This Agreement shall be governed by law of the State of Texas.

                            Article 12 - Assignments

12.1 Except as otherwise provided in this Article, neither party shall assign this Agreement, or any part thereof, without the prior consent of the other party and any assignment in violation of this provision shall be void. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and permitted assigns.

12.2 Either party may assign its rights and obligations under this Agreement, subject to the prior written approval of the other party hereto, which approval shall not be unreasonably withheld, to any subsequent owner of all or substantially all of the assets of UCC's Plant, the Retrofit Equipment or Cogenron's Plant, as the case may be, if such subsequent owner accepts the assignment of this Agreement and assumes the obligations of the conveying party hereunder.

12.3 Either party shall have the right to assign this Agreement to a subsidiary of affiliate of such party without the consent of the other party; provided that the assigning party shall not be released from its obligation hereunder.

                         Article 13 - Entire Agreement

13.1 This Agreement, together with the attached Appendixes, contain the entire understanding and Agreement between the parties. This Agreement may not be amended or modified except by a written instrument, designated on its face as an "Amendment" to this Agreement, signed by all parties who have rights under this Agreement.

                          Article 14 - Confidentiality

14.1 The parties agree that the prices, terms and conditions contained in this Agreement shall not be disclosed to third parties without the written consent of all parties.

                    Article 15 - Steam Service Specifications

15.1 Cogenron shall render steam service to provide an adequate supply to meet a pressure range of 5 85 psig to 610 psig at the Point of Delivery and a temperature range of 725' F to 790' F and which meets the following steam quality requirements: (1) Total Dissolved Solids:
          Not more than 0.040 ppm; and (2) Oxygen: Nil.

15.2 Cogenron shall add neutralizing amines such as Nalco 1824 or equivalent to the feedwater and/or steam to achieve a condensate pH of
          8.0 to 9.0.

15.3 Cogenron agrees to provide periodic and as requested steam quality monitoring records to UCC which may be used to confirm whether the steam provided to UCC meets the specifications set forth in articles
          15.1. and 15.2. Notwithstanding any other provision of this Agreement, UCC shall not be obligated to accept delivery of steam that does not meet the specifications of Articles 15.1 and 15.2.

15.4 Except for meeting the specifications contained in articles 15.1 and 15.2, Cogenron does not in any way warrant the fitness of the steam supplied under this Agreement for the particular purpose for which UCC intends or may intend to use the steam.

                      Article 16 - Limitation of Liability

16.1 In no event shall either party be liable to the other hereunder for incidental, consequential, indirect or special damages, including loss of profits, arising out of this Contract or its performance of or failure to perform any obligation hereunder.

                              Article 17 - Notices

17.1 Any notices or communications permitted or required by this Agreement shall be deemed properly made if delivered in person or sent by certified United States Mail, return receipt requested, to the respective parties at the following addresses:

          Cogenron Inc.                          Union Carbide
                                                 Corporation

          Attn: President                        Attn: Mr. C. V. Jensen
          Suite 2360                             Supply Manager
          700 Louisiana                          39 Old Ridgebury Road,
          Street                                 El
          Houston, Texas                         Danbury, CT 06817-0001
          77002


                          Article 18 - Default of UCC

18.1 The following shall each constitute an Event of Default by UCC under this Contract:

18.1.1 Failure of UCC to pay in full the charges billed to it by Cogenron for steam and reimbursement for purchase of boiler quality water as provided by Article 6.1 received pursuant to this Contract within a period of ninety (90) days after the date of invoice receipt, unless UCC shall in good faith be disputing the portion of such invoice that has not been paid; or

18.1.2 If UCC fails to perform any of the other material provisions of this Contract or otherwise endangers performance of the Contract in accordance with its terms; and in either of these two circumstances does not submit a proposed course of action within a period of thirty
          (30) days to correct such failure after receipt of notice from Cogenron specifying such failure, and thereafter diligently proceeds to correct such failure; or

18.1.3    The occurrence of any of the following:

18.1.3.1 UCC's bankruptcy or insolvency or the initiation of any proceeding, voluntary or involuntary, against UCC under the bankruptcy or insolvency laws, or UCC's failure to meet its debts in the ordinary course of business; provided, however, that there shall be no Event of Default if, within thirty (30) days from the written receipt of notice from Cogenron to terminate for such default, UCC as debtor in possession or UCC's trustee, receiver, assignee or custodian, whichever is obligee under this Contract, in writing affirms this Contract and the Lease and demonstrates to Cogenron' s reasonable satisfaction the ability to fulfill its or their obligations under this Contract, and the Lease; or

18.1.3.2 UCC makes an assignment of all or a substantial part of UCC's Plant or UCC's Land for the benefit of creditors.

18.2 Cogenron may, at its sole option, in the event of an occurrence of an Event of Default as defined in Section 18. 1, exercise any or all of the following remedies by written notice of default to UCC which shall constitute the sole and exclusive remedies available to Cogenron in connection with this Contract; and provided that Cogenron shall be required to mitigate any damages that it incurs as a result of such default, which mitigation obligation shall decrease the amount otherwise payable by UCC under this Section 18.2:

18.2.1 Cogenron may terminate the whole or any part of this Contract. In the event of such termination, Cogenron may discontinue steam deliveries, refuse to receive Gas Service and disconnect and/or remove the Retrofit Equipment, after reasonable notice to UCC provided entry on UCC's Land is done in accordance with UCC's safety, security, and confidentiality requirements.

18.2.2 Cogenron may discontinue steam deliveries and refuse to receive Gas Service.

18.2.3 Cogenron may disconnect and/or remove the Retrofit Equipment, after reasonable notice to UCC provided entry on UCC's Land is done in accordance with UCC's safety and security requirements.

18.3 In the event that UCC cures any such default, Cogenron shall resume steam deliveries, receive Gas Service and continue its obligations under this Contract for the duration thereof.

                        Article 19 - Default of Cogenron

19.1 The following shall each constitute an Event of Default by Cogenron under this Contract:

19.1.1 Cogenron fails to perform any of the material provisions of this Contract or otherwise endangers performances of the Contract in accordance with its terms; and does not submit a proposed course of action within a period of thirty (30) days to correct such failure after failure of notice from UCC specifying such failure, and thereafter diligently proceeds to correct such failure; or

19.1.2    The occurrence of any of the following:

19.1.2.1 Cogenron's bankruptcy or insolvency or the initiation of any proceeding, voluntary or involuntary, against Cogenron. under the bankruptcy or insolvency laws, or Cogenron's failure to meet its debts in the ordinary course of business; provided, however, that there shall be no Event of Default if, within thirty (30) days from the written receipt of notice from UCC to terminate for such default, Cogenron as debtor in possession or Cogenron's trustee, receiver, assignee or custodian, whichever is obligee under this Contract, in writing affirms this Contract, the Utility Service Agreement and the Lease and demonstrates to UCC's reasonable satisfaction the ability to fulfill its or their obligations under this Contract, the Utility Service Agreement and the Lease.

19.1.2.2 Cogenron makes an assignment of all or a substantial part of Cogenron's Plant or Cogenron's Land for the benefit of creditors.

19.2 UCC may, at its sole option, in the event of an occurrence of an Event of Default as defined in Section 19.1, exercise any or all of the following remedies by written notice of default to Cogenron, which shall constitute the sole and exclusive remedies available to UCC in connection with this Contract; and provided that UCC shall be required to mitigate any damages that it incurs as a result of such default, which mitigation obligation shall decrease the amount otherwise payable by Cogenron under this Section 19.2:

19.2.1 UCC may terminate the whole or any part of this Contract. In the event of such termination UCC may discontinue Gas Service, refuse to take steam deliveries and may require title to and possession of the Retrofit Equipment to be transferred to UCC at no cost to UCC with no liens or other security interests attached.

19.2.2 UCC may require Cogenron to promptly assign, in whole or in part, its rights and obligations under each of its gas supply contracts that provide for the supply of gas to Cogenron's Plant for a portion of Gas equivalent on a BTU basis to the maximum steam taken provided under this Contract; provided, however that in the event that the occurrence of an Event of Default is caused by an insufficient gas supply, then Cogenron will exert its best efforts to cause assignment of such gas supply contracts to UCC.

19.3 In the event that Cogenron cures any such default, UCC shall resume Gas Service, receive steam deliveries and continue under this Contract for the duration thereof.

                       Article 20 - Access to UCC's Land

20.1 UCC shall provide as reasonably necessary (without cost to Cogenron suitable space and access to Cogenron on UCC's Land for the installation and inspection of the Retrofit Equipment at a location(s) acceptable to Cogenron and UCC and as near the Point of Delivery as practicable.


20.2 UCC shall also provide as reasonably necessary (without cost to Cogenron suitable space and access to Cogenron on UCC's Land for the installation, inspection, protection and maintenance of Cogenron's meters at a location(s) acceptable to Cogenron and UCC and as near the Point of Delivery as practicable. Where electricity or instrument air is required for the operation of Cogenron's meters or meter regulating valves, Cogenron shall furnish and install wiring, piping and equipment necessary to provide such items. Notwithstanding any other provision of this Contract, maintenance and repair of such wiring, piping and equipment shall be Cogenron's obligation.

20.3 All UCC's security, safety, and confidentiality requirements shall be followed, and Cogenron shall exercise reasonable care to not damage or cause loss to UCC's Plant.

                     Article 21 - Access to Cogenron's Land

21.1 UCC shall have the right of access to Cogenron's Land, and on all other premises with respect to which Cogenron has secured easements in connection with this Contract, at all reasonable limes, for the purpose of inspecting Cogenron's Plant and inspecting the Gas Service lines, meters and equipment, removing its property, or any other proper purpose; provided that any such inspection shall not relieve Cogenron of its obligation to maintain Cogenron's Plant and the Gas Service lines, meters and equipment as provided in this Contract. All Cogenron's security and safety requirements shall be followed, and UCC shall exercise reasonable care to not damage or cause loss to Cogenron's Plant.

                          Article 22 - Indemnification

22.1 It is further agreed that UCC and Cogenron as the case may be, shall indemnify and hold harmless the other party, and its directors, officers, employees, heirs, executors, successors and assigns from and against any and all loss, cost, expense, damages, liability, demands, claims, actions or causes of action (including the respective employees and agents of Cogenron and UCC, and third parties), or damage to or the loss of property (including but not limited to reasonable attorney's fees) for injury or death of persons (including the respective employees and agents of Cogenron and UCC, and third parties) or damage to or the loss of property of customer, company, and third parties) to the extent caused by, or arising out of, or resulting from any act, error, omission or negligence (including the failure to comply with any applicable regulations as required herein) or vicarious or strict liability of the indemnifying party in connection with the design, installation, operation or maintenance of the property and equipment of the parties hereto as required herein, the steam deliveries and/or Gas Service. It is thus intended that each party hereto shall be liable, as between the parties hereto, in the percentage that such party was the cause of any such loss, cost, etc. This section is intended to satisfy the express negligence test as set forth by the Texas Supreme Court. Therefore, the parties agree to indemnify each other for the consequences of their own negligence.

          IN WITNESS WHEREOF, this Agreement is signed and executed as of the date and year written below.

                                       COGENRON INC.

                                       By:     Earl Gore
                                       Title:  President & CEO
                                       Date:



                                       UNION CARBIDE CORPORATION

                                       By:
                                       Title:
                                       Date:

                                   APPENDIX 3
                               GAS SPECIFICATIONS


          The Gas delivered by UCC and received by Cogenron shall meet the following quality specifications.

          1) contain not more than one-fourth (1/4) grain of hydrogen sulphide or mor ten (10) grains of sulphur per one hundred (100 cubic feet); and

          2) have a gross heating value of not less than one thousand (1,000) British Thermal Units (Btu) per cubic foot of Gas when saturated with water vapor; and

          3) have a temperature not greater than one hundred and ten degrees Fahrenheit (I 10"F) or less than forty degrees Fahrenheit (40*F); and

          4) contain not more than two percent (2%) by volume of carbon dioxide or one percent (1%) by volume of oxygen;

          5) be commercially free of all liquids, suspended matter, dust, all gums and gum forming constituents, and other objectionable substances; and

          6) contain not more than seven (7) pounds of water vapor per one million cub of Gas; and

          7)        have a delivery pressure of 375-405 psig.

                                   APPENDIX 5

                       BOILER QUALITY WATER SPECIFICATIONS


          The boiler quality water delivered by UCC and received by Cogenron shall meet the following quality specifications:


Sodium                      LESS THAN 50 ppb

Chloride                    LESS THAN 20 ppb

Silica                      LESS THAN 20 ppb

Copper                      LESS THAN 5 ppb

Iron                        LESS THAN 10 ppb

Total Solids                LESS THAN 1 ppb

Conductivity                LESS THAN 15
                            micromhos

pH                          7.0 to 9.0

Total Hydrocarbon           LESS THAN 50 ppm

TOC                         LESS THAN 15 ppm

Hardness                    LESS THAN 10 ppb

Graphic: Of A Tract of Land Out Of Kohfeldts and Addition To The City of Texas City, Galveston County, TX

          Surveyed October 7, 1984